UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 6, 2007, Targeted Genetics Corporation, or the Company, announced its response to an article in the Washington Post (August 6, 2007) with respect to the Company’s development program of tgAAC94, an investigational therapy for the treatment of inflammatory arthritis. The Company noted that the serious adverse event and subsequent death of a patient enrolled in the study that is central to the article is currently being assessed by the Company and the FDA, and that it would be premature as well as irresponsible to draw any conclusions prior to the completion of that assessment.

A copy of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release of Targeted Genetics Corporation dated August 6, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ H. STEWART PARKER
H. Stewart Parker
President and Chief Executive Officer

Dated: August 6, 2007

INDEX TO EXHIBITS

99.1	Press Release of Targeted Genetics Corporation dated August 6, 2007